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                                                                 EXHIBIT 21.1

                          SUBSIDIARIES OF THE REGISTRANT


                                                       JURISDICTION OF
SUBSIDIARY                                             INCORPORATION
----------                                             -----------------
AMC Regional Holdings, Inc.                            Delaware

Dixon Pharmacy, Inc.                                   Illinois

Gatti LTC Services, Inc.                               Pennsylvania

Good Samaritan Supply Services, Inc.                   South Dakota

HCC Medical Supply, Inc.                               Pennsylvania

Nihan & Martin, Inc.                                   Delaware

Pharmacy Associates of Glens Falls, Inc.               New York

Pharmed Holdings, Inc.                                 Delaware

Royal Care Holdings, Inc.                              Delaware

Specialized Patient Care Services, Inc.                Alabama

Sterling Healthcare Services, Inc.                     Delaware

Williamson Drug Company, Inc.                          Virginia